                                                                   Exhibit 10.22

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
        BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                     BroadVision PurchasePro Master Agreement

This PurchasePro BroadVision Master Agreement ("Agreement") is made and entered into as of this 19th day of December, 2000 ("Effective Date") between BroadVision, Inc., a Delaware corporation, with its principal place of business at 585 Broadway, Redwood City, CA 94063 ("BroadVision") and PurchasePro, Incorporated, a Nevada corporation, with its principal place of business at 3291 North Buffalo Drive, Las Vegas NV 89129 ("Partner"). In consideration of the mutual covenants contained in this Agreement, the parties agree as set forth herein.

This Agreement establishes the framework of the BroadVision PurchasePro Alliance (the "Alliance"),

The following attachments form a part of this Agreement:

    Exhibit A, Business Terms

    Exhibit B, BroadVision Base Use License

    Exhibit C,  Customer Use License(s)

    Exhibit D Marketing Plan

1. Definitions

1.1 "BroadVision Logo" shall mean the logo specified by BroadVision for use in association with the Alliance.

1.2 "BroadVision Marketing Kit" shall mean the digital files and camera-ready art of the BroadVision Logo, together with the current Logo Use Policy.

1.3 "Implement" or "Implementation" shall mean the application, development, integration and/or customization of Software.

1.4 "Logo Use Policy" shall mean either of the party's (as the case may be) then current written policies for proper usage and placement of its trademarked logo and the Marks, as amended from time to time by either party and/or their respective licensors

1.5 "Marks" shall mean the trademarks, service marks, trade names, and logos of either of the parties (as the case may be) and their respective licensors.

1.6 "Software" shall mean all versions, including current, previous, and subsequent versions, of all software products described in Exhibit A and/or replacements or successors thereto, together with operating instructions, user manuals, training material, and other documentation to be supplied to Partner pursuant to this Agreement.

1.7 "Territory" means the geographical territory and/or vertical markets, set forth in Exhibit A and/or Exhibit B, if applicable.

2. Non-Exclusivity Nothing in this Agreement shall be construed as limiting in any manner either party's rights to enter into other agreements or to accept other such appointments or other relationships, including appointments or relationships with direct competitors of either party to this Agreement.

3. Term and Termination

3.1 Term. This Agreement will commence as of the Effective Date and will remain in effect for a period of two (2) years, unless terminated earlier, as set forth in this Section, and shall renew only pursuant to terms set forth in Exhibit A, if any.

3.2 Termination for cause. Either party may terminate this Agreement (a) upon thirty (30) days written notice to the other following any material breach or omission by the other with respect to any term hereof and the failure of such other party to cure such breach or omission prior to the expiration of such thirty (30) day period; or (b) immediately, if (i) the other party is adjudged insolvent or bankrupt or circumstances arise that would entitle a court to make such a finding, (ii) all or a substantial portion of its assets are transferred to an assignee for the benefit of creditors, to a receiver or a trustee in bankruptcy or (iii) the other party ceases its business operations.

3.3 Effects of Termination. Upon termination or expiration of this Agreement and subject to the BroadVision software licenses set forth in Exhibits B and C herein, all rights granted to and obligations of Partner under this Agreement will cease and Partner will cease to represent itself as a Partner under this Agreement. In no event shall either party have any


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

liability to the other for any loss whatsoever arising out of the termination of this Agreement. If Partner terminates this Agreement under Section 3.2, Partner may, in addition to any rights that Partner may have pursuant to the BroadVision software licenses in Exhibits B and C, elect to continue to have the right to purchase, Implement and deploy Software for its customers to the extent Partner may have contractual obligations to do so at termination, but only under the terms and conditions of this Agreement for a period of the greater of two years from the date of this Agreement or, for any particular customer of the Partner, a period of three (3) years from the date Partner first uses Software for that customer.

3.4 Survival. Notwithstanding any provision to the contrary, Sections 4, 6, 7 and 9 of the Agreement and Exhibits B and C attached hereto will survive expiration or termination of this Agreement.

4. Fees

(kkkk) The license fees payable under this Agreement are exclusive of any federal, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees which BroadVision may be required to pay or collect. Should any such tax or fee be payable, if BroadVision pays such tax or fee (inclusive of any penalties) on Partner's behalf, Partner shall reimburse BroadVision for the total amount so paid by BroadVision. Notwithstanding the foregoing, this Section 4 shall not apply to taxes based on BroadVision's income.

5. Alliance Framework

5.1 Overview. A major goal of the Alliance is to increase each party's exposure, penetration and share in the marketplace, and increase implementation and integration of their e-business solutions with front and back office systems, e-business strategy and creative design, by leveraging each party's position as a leader in business web solutions, technologies and best practices. To accomplish this goal BroadVision and Partner agree to promptly and actively participate in (i) delivering a concise joint message to the marketplace in all communications; (ii) developing a Joint Marketing Plan as set forth in Exhibit D; (iii) target account planning; (iv) developing joint marketing collateral;
(v) arming both sales forces with sales tools; and (vi) effectively identifying, pursuing and executing joint BroadVision/Partner solutions. By entering into this Agreement, BroadVision and Partner agree to devote all reasonable, cooperative efforts to achieve these results.

5.2 BroadVision Partner Program Marketing. Partner and BroadVision shall jointly develop and implement a Joint Marketing Plan as set forth in Exhibit D.

5.3 BroadVision Partner Program Training. BroadVision will allow Partner personnel to attend training classes to be scheduled in accordance with BroadVision's standard training class schedule. BroadVision will allow Partner personnel to attend an aggregate of one hundred (100) hours of BroadVisions's training classes to be scheduled in accordance with BroadVision's standard training class schedule at no charge. BroadVision and Partner will agree upon the initial number of Partner personnel to be trained, the dates of that training and the eventual number of such personnel to be trained within 45 days of the Effective Date of this Agreement.

5.4 Implementation Framework Document. In order to assure quality control and consistency in Partner Implementations, BroadVision and Partner shall use commercially reasonable efforts to jointly develop, adopt, and revise on an annual basis, a formal framework for Implementation of BroadVision Software solutions (the "Implementation Framework"). The parties shall coordinate and cooperate with each other so as to develop the Implementation Framework in light of and with reference to: (i) BroadVision's "best practices" and One-To-One principles; (ii) Partner's existing implementation methodology; and (iii) the implementation procedures and rules of engagement practiced by BroadVision's Worldwide Professional Services Organization ("WPSO"). The parties shall endeavor to reduce the Implementation Framework to a mutually agreed upon writing, which shall be revised from time to time by the parties as necessary and appropriate (the "Implementation Framework Document"). The Implementation Framework Document will be jointly owned by the Partner and BroadVision and will be subject to all confidentiality agreements by both parties. Thereafter, Partner shall use commercially reasonable efforts to ensure that all Partner Implementation projects are Implemented based upon the conditions, protocols and procedures contained in the Implementation Framework Document. Partner shall use commercially reasonable efforts to address to BroadVision's reasonable satisfaction any failure by Partner to comply with or Implement in accordance with the protocols set forth in the Implementation Framework Document.

5.5 Logo Usage. Each Partner may use each other's logo in accordance with each other's Logo Use Policy

5.6 License to BroadVision's Software products. BroadVision provides Partner limited licenses to its Software products, as identified in Exhibit A, in accordance with the licensing terms set forth in this Agreement and the Exhibits thereto.


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

Partner agrees that these licenses are limited as set forth herein, and Partner shall not use the Software for any purpose other than those purposes expressly set forth in this Agreement and Exhibits thereto.

5.7 Advertising and Promotional Materials. Each party may, in its discretion, reference the other in advertising and promotional materials in connection with the sale and promotion of the Software. Permitted uses of the name or logo of each party and/or the name or logo of each party's products include but are not limited to: (i) lists of partners for customer information, (ii) framing and displaying at each party's corporate headquarters and at their respective selected business offices, (iii) displaying in a professionally prepared graphic for display at sales and promotional events, and (iv) displaying as a link to each party's web site on the other's web site.

6. Partner's Indemnity

Each party agrees to indemnify and hold the other harmless against any cost, loss, liability, or expense (including attorneys' fees) arising out of third party claims against that party as a result of the other party's negligent promotion or distribution of the other's products, including, without limitation, providing unauthorized representations or warranties to its customers regarding the other's products or breaching any term, representation or warranty of this Agreement.

7. Warranty Disclaimer And Limitation of Liability

7.1 Warranty Disclaimer. EXCEPT AS PROVIDED IN ANY LICENSE OR WARRANTY TERMS IN THE EXHIBITS HERETO, ALL SOFTWARE AND SERVICES PROVIDED BY BROADVISION TO PARTNER HEREUNDER ARE PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTY OF ANY KIND. BROADVISION HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES WITH RESPECT THERETO, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTIBILITY FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

7.2 Limitation of Liability. WITH THE EXCEPTIONS OF LIABILITY ARISING OUT OF
SECTION 6 HEREOF, SECTION 6 OF EXHIBIT B ATTACHED HERETO AND FOR DAMAGES RESULTING FROM A BREACH OF SECTION 9 HEREOF, IN NO EVENT SHALL EITHER PARTY'S LIABILITY EXCEED THE AMOUNTS RECEIVED BY BROADVISION PURSUANT HERETO. WITH THE EXCEPTIONS OF LIABILITY ARISING OUT OF SECTION 6 HEREOF, SECTION 6 OF EXHIBIT B ATTACHED HERETO AND FOR DAMAGES RESULTING FROM A BREACH OF SECTION 9 HEREOF, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, PROVIDED THAT LOSS OF REVENUE OR LOSS OF PROFITS ARISING FROM THE UNAUTHORIZED USE, DISCLOSURE OR DISTRIBUTION BY A PARTY OF THE OTHER PARTY'S CONFIDENTIAL INFORMATION SHALL BE DEEMED DIRECT DAMAGE.

8. Trademarks, Trade Names And Copyrights

8.1 During the term of this Agreement, each party is authorized by the other to use the trademarks, trade names and copyrighted materials that the other uses in conjunction with the advertisement, promotion and distribution of its products. Each party's use of such trademarks, trade names and materials will be in accordance with the other's policies.

8.2 Nothing contained in this Agreement shall be construed to give either party any ownership interest in any of the other's trademarks, logos, copyrights or trade names. Each party acknowledges that the other owns and retains all copyrights and other proprietary rights in all of its products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark, trade name, trade secret or copyright belonging to or licensed to the other party (including, without limitation, any act, or assistance to any act, which may infringe or lead to the infringement of any such right). Each party agrees not to attach any additional trademarks, logos, trade designations or other legends to any of the other party's product without the prior written consent of the other party.

8.3 Upon termination of this Agreement, Each party will forthwith cease all display, advertising and use of all names, marks, logos and designations of the other party and will not thereafter use, advertise or display any name, make or logo which is, or any part of which is, similar to or confusing with any such designation associated with the other party's product.

8.4 Each party agrees to cooperate without charge in the other party's efforts to protect its proprietary rights and agrees to notify the other party of any known or suspected breach of its proprietary rights that comes to that party's attention.


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9. Confidentiality

9.1 Partner and BroadVision agree that any inventions, algorithms, know-how, ideas and other business, technical or financial information obtained by one party (the "Disclosing Party") to the other party (the "Receiving Party") , including the terms of this Agreement, identified by the Disclosing Party in writing at the time of disclosure as confidential or, if identified orally to be confidential, so confirmed in writing within thirty days thereafter, are the confidential property of the Disclosing Party ("Confidential Information"). Except as expressly provided herein, each party will hold in confidence and not use or disclose any Confidential Information of the other party, and shall similarly bind its employees in writing. Both parties nondisclosure obligation shall continue for three (3) years following termination of this Agreement, but shall not apply to information that (a) is known by the Receiving Party or is publicly available at the time of disclosure by the Disclosing Party to the Receiving Party through no breach of this Agreement by the Receiving Party; (b) becomes publicly available after disclosure by the Disclosing Party to the Receiving Party through no breach of this Agreement by the receiving party; (c) is hereafter rightfully furnished to the Receiving Party by a third party without restriction as to use or disclosure; d) is disclosed with the prior written consent of the Disclosing Party; (e) is information that was independently developed by the Receiving Party; or (f) is required to be disclosed pursuant to any judicial or administrative proceeding, provided that the Receiving Party immediately after receiving notice of such action notifies the disclosing party of such action to give the Disclosing Party the opportunity to seek any other legal remedies to maintain such information in confidence.

9.2 The parties expressly acknowledge and agree that any breach or threatened breach of this Section 9 may cause immediate and irreparable harm to the non-breaching party, which may not be adequately compensated by damages. The breaching party therefore agrees that in the event of such breach or threatened breach, and in addition to any and all remedies available at law, the non-breaching party will have the right to apply for equitable and injunctive relief.

10. General Provisions

10.1 Assignment and Binding Effect. Either party may assign this Agreement to an entity in connection with any conveyance or other transfer of any capital securities of the assigning party, or any other transaction whatsoever, the effect of which is to confer upon the assignee the ability to determine a majority of members of the assigning party's board of directors or otherwise control the affairs of the assigning party, provided that such assignee agree in writing to assume all obligations under this Agreement. Except as set forth above, neither party may assign any of its rights or delegate any of its obligations under this Agreement to any third party without the express written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted assignment in violation of the foregoing shall be void and of no effect. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

10.2 Notices. Notices under this Agreement or Exhibits attached hereto shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service, delivered by facsimile transmission, or mailed by certified or registered mail, return receipt requested to a party at its addresses first set forth herein or as amended by notice pursuant to this subsection.

10.3 Press Releases. All press activities relating to this Agreement shall be approved by each party's Public Relations Department.

10.4 Governing Law and Legal Actions. This Agreement shall be governed by and construed under the laws of the State of California and the United States (excluding the United Nations Convention on Contracts for the International Sale of Goods) without regard to conflict of laws principles. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and federal courts located in San Mateo County, California. Both parties consent to the personal jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by law.

10.5 Partial Invalidity. If any provision of this Agreement is held to be invalid, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

10.6 No Agency. BroadVision and Partner are each independent entities and neither party shall be, nor represent itself to be, a franchisor, franchisee, joint venturer, partner, master, servant, principal, agent or legal representative of the other party for any purpose whatsoever.

10.7 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties. The failure of either party to enforce at any time any


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of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

10.8 Force Majeure. Nonperformance by either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party

10.9 Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

10.11 Entire Agreement. This Agreement and Exhibits attached hereto sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement shall be effective unless in a writing signed by both parties. No waiver of any rights under this Agreement shall be effective unless in writing signed by the party to be charged.

(Signature block on following page.)


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

BroadVision, Inc.                         PurchasePro.com, Inc.


By:                                       By:
   -----------------------------             -----------------------------

Name:                                     Name:

Title:                                    Title:
      --------------------------                --------------------------


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

                                  Exhibit A to

                    PurchasePro BroadVision Master Agreement

                                 Business Terms

This Exhibit A is made to that certain PurchasePro BroadVision Master Agreement (the "Agreement") between PurchasePro ("Partner") and BroadVision, Inc. ("BroadVision") and sets forth certain business terms applicable to the relationship established by the Agreement. All capitalized terms shall have the definitions ascribed to them in the Agreement, unless otherwise defined herein.

      For purposes of this Exhibit A, the following terms shall have the meanings indicated:

      "Prospect" shall mean a prospective customer for Partner;

      "Customer" shall mean an entity for whom Partner is providing hosting, development or deployment services with respect to any of the ASP Software or with whom Partner has signed an agreement for the provision of such services involving any of the ASP Software or licensing thereof;

      "Applicable List Price" shall mean BroadVision's list price for the number of licenses being acquired for use for the Customer. With respect to the initial number of licenses acquired for use for the Customer, the list price will be that which is in effect at the time the time the entity first becomes a Customer. The list price for any additional licenses will be that which is in effect at the time Partner orders those licenses for use for the Customer.

"ASP Software" shall mean BroadVision One-to-One Enterprise, One-to-One Publishing, One-to-One Business Commerce, and One-to-One InfoExchange (Up to Version 5.5). For purposes of this section, "ASP Software" shall only include BroadVision software products available as of the date of this Agreement, together with subsequent releases, new versions or replacements of those products, including software as are normally provided pursuant to BroadVision's standard software maintenance obligations.

      "Monthly Fee" shall mean a percentage of Applicable List Price to be paid to BroadVision each month by Customer for the deployment versions of the Software being or to be used by Partner for the Customer;

"Profiled User" means a record of a person or entity who is registered in the user profile database used in conjunction with the ASP Software for the purpose of managing activity of such person or entity when accessing the website using any of the ASP Software, which record maintains information about such person or entity and may refer to external sources for additional information about such person or entity.

      A. Territory

      Worldwide

      B. BroadVision Software Licenses, Fees and Maintenance:


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      Licenses and Fees

            1. BroadVision ASP Software Licensed

            Product                           No of Copies
            -------                           ------------

            One-to-One Enterprise               Unlimited
            One-to-One Business Commerce        Unlimited
            One-to-One Publishing               Unlimited
            BroadVision Info Exchange           Unlimited

                                     ASP Software Sub-Total:  [***]

            2. Tools Software Licensed

            Product           No of Copies            Unit Price     Total
            -------           -------------           ----------     -----

            Design Center               25               [***]       [***]
            Instant Publisher           100              [***]       [***]

                                    Tools Software Sub-Total: Included

            3. 1st Year Maintenance

            ASP Software       [***] of BV List/year               [***]
            Instant Publisher  [***] of BV List/year               Included
            Design Center      [***] of BV List/year [***]         Included

                                     Maintenance Sub-Total:    [***]

                                                GRAND TOTAL:   [***]

The foregoing fees are non-refundable. Partner shall pay the ASP Software License Fees and First Year Maintenance in total in one (1) lump sum payment. Said payment shall be due and payable net 30 days from the Effective Date, which sum shall be wire transferred to BroadVision's designated bank account. Maintenance fees for year two (2) of the Agreement shall be due and payable net 30 days from the first anniversary of the Effective Date and shall, at partners request, renew on a yearly basis thereafter on the existing terms. Partner shall have the right to renew this Agreement on existing terms for an additional two years at any time prior to the termination of the Agreement. Notwithstanding any provisions to the contrary herein, in the event maintenance for any year, for which Partner has already pre-paid the maintenance fees applicable to such year, is terminated for any reason prior to the end of such year, BroadVision shall rebate to Partner an amount equal to product of (1) the amount of maintenance fees pre-paid for such year multiplied by (2) the fraction, the numerator of which is the number of days remaining in such year following the date maintenance was terminated, and the denominator of which is the number of days in such year.

C. Conversion to Perpetual Licenses

At the end of the term of the Agreement, Partner shall take an inventory of the number of copies of the ASP Software in use and that it wishes to continue to use, which inventory will include the number of Profiled Users in place at the end of the Agreement and shall, within thirty days of such date, give BroadVision prompt written notice of that number broken down by ASP Software product, including the number of Profiled Users (the "In-Use Licenses"). All In-Use Licenses will thereupon and at no additional cost to Partner become perpetual licenses. Annual maintenance fees for In-Use Licenses will be as provided in Section B. If Partner wants to purchase

 ***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION additional copies of the ASP Software, including additional Profiled Users, after the end of the Agreement, Partner must purchase them for additional license fees at rates to be mutually agreed upon.

D. Calculation of Payment on Deployment and Revenue Sharing

      Each Customer will purchase deployment licenses for use in the deployment of Software in conjunction with the Application for such Customer. Deployment licenses are priced based on the number of records a Customer wishes to keep in the BroadVision user profile database at any point in time.

Deployment licenses (profiles), BroadVision One-To-One Command Centers, BroadVision One-To-One Publishing Centers, BroadVision One-To-One Instant Publishers and BroadVision Design Centers will be licensed from BroadVision based on whether the Prospect is ASP developed or BroadVision developed. In order to comply with the following provisions, Partner shall register all Prospects with BroadVision in accordance with BroadVision's standard lead registration practices and confirm that BroadVision is not already engaged with the Prospect. Thereafter, the following provisions shall govern:

      a) For ASP developed leads: If BroadVision did not refer the Customer to Partner, the rate of the Monthly Fee for that Customer will be [***] for each month (or part thereof) the Customer is a customer of Partner, provided however that the initial term of the lease or rental agreement with Customer will be at least [***]. The lease or rental agreement may be terminated before the end of the initial term and Customer will be relieved of paying the Monthly Fee with respect to any months starting with the month after the month in which such termination occurs. The Monthly Fee includes a charge for maintenance services provided to Customer by BroadVision with respect to those deployment licenses. Deployment licenses must be purchased separately for use for each Customer and the minimum number of profiled users to be covered by deployment licenses used for each Customer will be [***]. If fewer than [***] of Customer's customers have signed rental or lease agreements with initial terms of at least [***], BroadVision will have the right to increase the rate of the Monthly Fee of such Customers.

      b) For BroadVision developed leads: For Prospects that BroadVision develops, BroadVision, at its sole discretion, may offer that Prospect to Partner as follows:

(i) BroadVision will provide Partner with the opportunity to become involved with a Prospect and Partner will respond in writing acknowledging that BroadVision has found and is leading the Prospect in a BroadVision sales effort, and that the terms set forth herein are applicable.

(ii) After receipt of said written acknowledgement, BroadVision will provide Partner with a list of the Software (name and amount of each Software product) proposed to be licensed to the Prospect and the price at which BroadVision proposes to license the Software to the Prospect. Partner may request to change the amounts based on the Prospect's need.

(iii) The fees to be paid to BroadVision by Customer for the Software licenses (development and deployment) purchased for use by Customer will be [***] for each month (or part thereof) the Prospect is a Customer of Partner, provided however that the initial term of the lease or rental agreement with such Customer will be at least [***]. If fewer than [***] of Customer's customers have signed rental or lease agreements with initial terms of at least [***], BroadVision will have the right to increase the rate of the Monthly Fee of such Customers. The lease or rental agreement may be terminated before the end of the initial term and Customer will be relieved of paying the Monthly Fee with respect to any months starting with the month after the month in which such termination occurs. The Monthly Fee includes a charge

                                      -9-
 ***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

for maintenance services provided to Customer by BroadVision with respect to those deployment licenses. Deployment licenses must be purchased separately for use for each Customer and the minimum number of profiled users to be covered by deployment licenses used for each Customer will be [***].

      Any modification of the above conditions (i to iii) must be approved in writing on and signed by the Vice President, Worldwide Channels Organization of BroadVision and the vice president (or equivalent) of sales of Partner.

E. Deployment Maintenance fees

Maintenance Fee for Deployment Licenses is included in the Monthly Fee.

F. Fee to Transfer ownership of Deployment Licenses to Customer

Subject to Customer paying BroadVision a fee (as calculated below), Partner may transfer ownership of Deployment Licenses from Partner to Customer. The fee is the greater of:

o [***] of the then current local list price of the deployment licenses to be transferred or

o if Partner was paying BroadVision a monthly fee for those licenses, the result from the following sliding scale formula:

      [***]

      Where:[***]

o     Customer will pay the transfer fee to BroadVision.

o Customer must sign BroadVision's then standard license agreement for the deployment licenses being transferred.

o At the time the licenses are transferred, Customer must pay BroadVision the annual maintenance fees for the deployment licenses being transferred.

      G. Qualified Lead Fees

As the entire consideration for referrals of Partner Qualified Leads (defined below) of a Customer by BroadVision under this Agreement, Partner shall pay to BroadVision for each referral of a Partner Qualified Lead by BroadVision hereunder an amount equal to [***] of the license fee, after deduction for items such as commissions, revenue sharing payments and bad debt reserves ("Partner License Fee"), as received by Partner pursuant to an executed license for any of Partner's software products ("Marketplace Software License") resulting from such Partner


                                      -10-
 ***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

Qualified Lead ("Partner Lead Generation Fee"). BroadVision understands and agrees that any Partner Lead Generation Fee paid to BroadVision hereunder is payable solely to BroadVision and no part thereof shall be given or tendered to any other person, without the prior written consent of Partner. Partner's obligation to pay any Partner Lead Generation Fee hereunder for each Partner Qualified Lead will accrue as of the date the Marketplace Software License with respect thereto becomes effective ("Partner Referral Date"). Partner will pay BroadVision the Partner Lead Generation Fee within thirty (30) days after the end of the quarter during which the Partner License Fee is paid with respect to any Partner Qualified Lead. Partner will provide with each payment a statement showing the calculation of any Partner Lead Generation Fees. Notwithstanding any other provision of this Agreement, no Partner Lead Generation Fee shall accrue and Partner shall not be obligated to pay any Partner Lead Generation Fee unless and until Partner receives payment in full of the license fee set forth in the Marketplace Software License for the applicable Partner Qualified Lead. In the event of termination of a Marketplace Software License or any cessation of license fee payments thereunder by a Partner Qualified Lead, all rights to receive further Partner Lead Generation Fees with respect to such Partner Qualified Lead shall terminate. Partner agrees to use reasonable commercial efforts to collect all license fees owed by Partner Qualified Lead under the Marketplace Software License to which such Partner Qualified Lead is a party. "Partner Qualified Lead" means each Customer referred by BroadVision to Partner:
(i) for whom BroadVision submits a Partner Lead Form, (ii) which Customer referral is duly qualified and accepted by Partner, (iii) with whom Partner, in its sole discretion, enters into a fully executed Marketplace Software License, and (iv) as to which at the time of submission of the Partner Lead Form by BroadVision, Partner had no preexisting relationship as a strategic partner, prospect or customer, either directly or indirectly through another referral party, reseller, sales and marketing agent or other strategic partner.

As the entire consideration for referrals of BroadVision Qualified Leads (defined below) of a customer by Partner under this Agreement, BroadVision shall pay to Partner for each referral of a BroadVision Qualified Lead by Partner hereunder an amount equal to [***] of the license fee, after deduction for items such as commissions, revenue sharing payments and bad debt reserves ("BroadVision License Fee"), as received by BroadVision pursuant to an executed license for any of BroadVision's software products ("Software License") resulting from such BroadVision Qualified Lead ("BroadVision Lead Generation Fee"). Partner understands and agrees that any BroadVision Lead Generation Fee paid to Partner hereunder is payable solely to Partner and no part thereof shall be given or tendered to any other person, without the prior written consent of BroadVision. BroadVision's obligation to pay any BroadVision Lead Generation Fee hereunder for each BroadVision Qualified Lead will accrue as of the date the Software License with respect thereto becomes effective ("BroadVision Referral Date"). BroadVision will pay Partner the BroadVision Lead Generation Fee within thirty (30) days after the end of the quarter during which the BroadVision License Fee is paid with respect to any BroadVision Qualified Lead. BroadVision will provide with each payment a statement showing the calculation of any BroadVision Lead Generation Fees. Notwithstanding any other provision of this Agreement, no BroadVision Lead Generation Fee shall accrue and BroadVision shall not be obligated to pay any BroadVision Lead Generation Fee unless and until BroadVision receives payment in full of the license fee set forth in the Software License for the applicable BroadVision Qualified Lead. In the event of termination of a Software License or any cessation of license fee payments thereunder by a BroadVision Qualified Lead, all rights to receive further BroadVision Lead Generation Fees with respect to such BroadVision Qualified Lead shall terminate. BroadVision agrees to use reasonable commercial efforts to collect all license fees owed by BroadVision Qualified Lead under the Software License to which such BroadVision Qualified Lead is a party. "BroadVision Qualified Lead" means each customer referred by Partner to BroadVision: (i) for whom Partner submits a BroadVision Lead Form, (ii) which customer referral is duly qualified and accepted by BroadVision, (iii) with whom BroadVision, in its sole discretion, enters into a fully executed Software License, and (iv) as to which at the time of submission of the BroadVision Lead Form by Partner, BroadVision had no preexisting relationship as a strategic partner, prospect or customer, either directly or indirectly through another referral party, reseller, sales and marketing agent or other strategic partner.

 ***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION


      H. At execution of this Agreement, Partner agrees to deliver to BroadVision a Purchase Order (PO) in the amount set forth under Grand Total in Section B herein.

BroadVision, Inc.                         PurchasePro.com, Inc.


By:                                       By:
   ----------------------------------        -----------------------------------

Name:                                     Name:

Title:                                    Title:
      -------------------------------           --------------------------------

                                  Exhibit B to

                    BroadVision PurchasePro Master Agreement

                  Software License Agreement (Base Use License)

This Exhibit B is made to that certain PurchasePro BroadVision Master Agreement (the "Agreement") dated December 19, 2000 between PurchasePro ("Partner") and BroadVision, Inc. ("BroadVision") and sets forth certain terms applicable to the license of Software by BroadVision to Partner hereunder. All capitalized terms shall have the definitions ascribed to them in the Agreement, unless otherwise defined herein. For purposes of clarification, the parties acknowledge and agree that the software, systems and tools described in Attachment 1 to this Exhibit B are all part of the Software identified in Exhibit A and licensed to Partner as part of the Software.

1.  License

      1.1 BroadVision hereby grants to Partner a perpetual (subject to termination as provided in the Agreement and its exhibits), nonexclusive and nontransferable license ("Base Use License"), subject to the terms and conditions of this Base Use License, and the BroadVision PurchasePro Master Agreement ("Partner Agreement"), to use the object code for the number of copies of the Software as set forth in Exhibit A of the Partner Agreement as Base Use Licenses solely to train Partner personnel in the use of the Software and for creating prototypes for the purpose of demonstrating the Software to Prospects (as defined in Exhibit A). Partner's use of the Software shall be in accordance with BroadVision's licensing practices from time to time in effect. The current licensing practices are set forth in Attachment 1 hereto.

      1.2 BroadVision also grants to Partner a perpetual (subject to termination as provided in the Agreement), nonexclusive and nontransferable license to use the Software described in Exhibit A to the Partner Agreement as Production Use Licenses to design, Implement and/or operate production versions of the Software solely for use in Partner's own business, subject to the limitations set forth elsewhere herein ("Production Use Licenses"). Partner's use of the Production Use Licenses shall be in accordance with Attachment 1 hereto.

      1.3 Except as otherwise permitted herein, Partner may not (a) rent, lease, or loan the Software (b) electronically transmit the Software over a network except as necessary for Partner's licensed use of the Software; (c) use run-time versions of third-party products embedded in the Software, if any, for any use other than the intended use of the Software, (d) modify, disassemble, decompile, or reverse engineer the Software; (e) transfer possession of any copy of the Software to another party, except as expressly permitted herein; (f) sublicense or permit the Software to be sublicensed to any governmental entity without BroadVision's prior written consent; (g) use any Base Use License to design, Implement or operate production versions of the Software or the Application (as defined in an Attachment hereto if applicable) by or for Partner or any Prospect or Customer (as that term is defined in Exhibit A to the Agreement) or (h) use the Software in any way not expressly provided for in this Base Use License. There are no implied licenses. Partner acknowledges and agrees that BroadVision may, at any time without notice, incorporate license management Software into the Software to prevent Partner from exceeding the scope of their respective licenses.

      1.4 Any additional use of the Software shall be permitted only in accordance with one or more additional Exhibits to the Partner Agreement.

2. Delivery

      2.1 Software will be shipped FOB BroadVision's facility in Redwood City, California, U.S.A., by commercial surface transportation. Transportation charges in excess of such rates will be billed to Partner. Software shall be deemed accepted upon delivery.

3. Title to Software.

      3.1 Partner shall include BroadVision's copyright or proprietary rights notice on any copies of the Software or associated documentation, including copyright or proprietary rights notices of third parties that are included on media or in documentation provided by BroadVision. Partner acknowledges that the Software is the property of BroadVision or its licensors.

4. Warranty.

      4.1. BroadVision warrants to Partner that the Software will conform in all material respects to its written specifications when installed and for 90 days thereafter. For purposes of this Agreement, the sole source of such specifications shall be BroadVision's written user documentation.

      4.2. Partner will notify BroadVision within 10 days after the expiration of the applicable warranty period of any failure of the Software to conform to either the foregoing warranties. Where a material nonconformity exists within the warranty period, and proper notice has been given to BroadVision, BroadVision will, as its sole and exclusive liability to Partner, use due diligence to correct the nonconformity and provide Partner with one copy of any such corrected version of the Software, or, if BroadVision is unable to correct such nonconformities within a reasonable period of time, refund the applicable license fees paid to it for the Software, or the most recent software maintenance fee paid for the Software, if the nonconformity relates to a Standard Release (defined below) delivered pursuant BroadVision's maintenance program described in Exhibit A to the Agreement.

      4.3. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED OR IMPLIED, AND BROADVISION EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NONINFRINGEMENT.

5. Maintenance.

      5.1 BroadVision agrees to provide Partner with software maintenance for Base Use Licenses subject to the following provisions and conditions:

            a. AT PARTNER'S REQUEST, BROADVISION SHALL PROVIDE SOFTWARE MAINTENANCE AT PRICES SET FORTH IN EXHIBIT A. SOFTWARE MAINTENANCE SHALL INCLUDE (I) TELEPHONE AND ELECTRONIC MAIL SUPPORT PROVIDED DURING BROADVISION'S NORMAL WORKING HOURS, AND (II) STANDARD RELEASES CONTAINING IMPROVEMENTS OR MODIFICATIONS TO THE SOFTWARE, WHERE SUCH IMPROVEMENTS OR MODIFICATIONS ARE NOT PRICED AS SEPARATE NEW PRODUCTS OR OPTIONS ("STANDARD RELEASE").

            b. BROADVISION SHALL PROVIDE SOFTWARE MAINTENANCE FOR ANY STANDARD RELEASE UNTIL 180 DAYS AFTER SHIPMENT OF THE SUBSEQUENT STANDARD RELEASE.

            c. PARTNER SHALL DESIGNATE ONE OR, WITH BROADVISION'S PRIOR WRITTEN APPROVAL, MORE THAN ONE SUPPORT CONTACT PERSON, WHO shall be responsible for

                  COMMUNICATING SUPPORT ISSUES TO BROADVISION AND COMMUNICATING BROADVISION'S RESPONSE TO PARTNER PERSONNEL. PARTNER AGREES TO PROVIDE BROADVISION WITH TIMELY WRITTEN NOTIFICATION CONTAINING ALL DETAILS OF SOFTWARE PROBLEMS NECESSARY FOR BROADVISION TO DIAGNOSE SUCH PROBLEMS. PARTNER WILL ALSO PROVIDE BROADVISION WITH THE OPERATING SYSTEM AND HARDWARE CONFIGURATION OF EACH MARKETING SUPPORT LICENSE PARTNER AGREES TO COOPERATE REASONABLY IN PROVIDING BROADVISION WITH THE MATERIALS NECESSARY TO REPRODUCE A REPORTED SOFTWARE PROBLEM, AND TO ENGAGE IN A REASONABLE ARRANGEMENT TO DIAGNOSE REPORTED SOFTWARE PROBLEMS. IF BROADVISION PROVIDES ON-SITE SERVICES AT PARTNER'S REQUEST IN CONNECTION WITH SOFTWARE MAINTENANCE, PARTNER SHALL REIMBURSE BROADVISION FOR ALL TRAVEL AND OTHER REASONABLE OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICES.

            d. SOFTWARE MAINTENANCE MAY ALSO INCLUDE ANY PATCH RELEASES ("PATCH RELEASES") THAT BROADVISION, IN ITS SOLE DISCRETION, MAKES AVAILABLE. PATCH RELEASES ARE INTENDED TO ADDRESS MATERIAL DEVIATIONS BETWEEN THE SOFTWARE AND ITS PUBLISHED SPECIFICATIONS UNTIL A STANDARD RELEASE CAN BE MADE AVAILABLE. PARTNER MAY INSTALL PATCH RELEASES AT ITS OPTION.

            e. BROADVISION SHALL NOT BE RESPONSIBLE FOR MAINTAINING SOFTWARe THAT FAILS TO COMPLY WITH ITS PUBLISHED SPECIFICATIONS IF SUCH NON-COMPLIANCE IS THE RESULT OF MODIFICATION OF THE SOFTWARE BY PARTNER OR THIRD PARTIES. IF BROADVISION EXPENDS ITS TIME ON A NONCOMPLIANCE FOUND TO BE THE RESULT OF ANY OF THE PRECEDING, PARTNER SHALL PAY BROADVISION FOR SUCH TIME AT BROADVISION'S THEN-CURRENT HOURLY CONSULTING RATE.

             5.3 Annual software maintenance fees are due and payable in advance; in all other respects payments are subject to the terms and conditions of the Agreement.

             5.4 If Partner declines software maintenance and later elects to commence or re-commence maintenance, or if maintenance for an item of Software is discontinued at Partner's request and then subsequently renewed, Partner shall pay the maintenance fees that would have been due for the period during which maintenance was not provided.

6.  Intellectual Property Rights Indemnity

      6.1 BroadVision will defend at its expense, indemnify and hold harmless Partner and its officers, directors, shareholders, employees, and agents from and pay all costs, losses, liabilities, penalties, expenses, judgments and damages arising out of or related to any suit, claim or action against Partner claiming that the Software, or its use by Partner in the manner in which it is intended to be. used, infringes any patent, copyright, trademark or trade secret. BroadVision's obligations under this section are conditioned upon BroadVision having sole control of any such action, and upon Partner notifying BroadVision promptly in writing of the claim and giving authority, information, and assistance necessary to settle or defend such claim. If the use of the Software infringes or is enjoined, or BroadVision believes it is likely to infringe or be enjoined, BroadVision may, at its sole option, (i) procure for Partner the right to continue use of the licensed Software as furnished; (ii) replace the licensed Software; (iii) modify the licensed Software to make it non-infringing, provided that the Software still substantially conforms to the applicable specifications; or (iv) if BroadVision, after using all commercially reasonable efforts, is unable to accomplish the foregoing remedies, terminate the license and refund the license fee for the Software, less a proportional adjustment for the time the Software was used by Partner, equal to the ratio of the time elapsed since the delivery date to five (5) years. The indemnity provided herein shall not apply to the extent the alleged infringement arises from: (a) the use of other than a currently supported, unaltered release of the licensed Software; (b) the use of Software that has been modified or merged with other programs by Partner;

or (c) the use of the licensed Software in combination with software or hardware not provided under this Base Use License (other than software and hardware described in BroadVision's specifications or documentation for the Software as capable of being used with the Software or as otherwise agreed in writing by BroadVision). The foregoing states BroadVision's sole and exclusive liability for patent, copyright, or other proprietary rights infringement.

7. Confidentiality of Software and Documents.

      7.1 Partner shall not reproduce, duplicate, copy, sell, or otherwise disclose, or disseminate the Software, including operating instructions, user manuals, and training materials, in any medium except as authorized herein. Partner may make copies of the Software, in machine readable form, only as is reasonably necessary for archival and backup purposes.

      7.2 Partner expressly undertakes, using reasonable efforts not less than it exercises for its own confidential materials, to retain in confidence, and to require its employees or consultants to retain the Software in confidence, and will make no use of such information, except under the terms and during the existence of this Base Use License, and only to the extent that such use is necessary to Partner's employees or consultants in the course of their employment.

      7.3 The provisions of this section shall survive the termination of this Base Use License for a period of five (5) years.

      7.4 Partner shall not release the results of any benchmark of the Software, or of any third party products embedded in the Software, without BroadVision's prior written approval.

8.  Audit Rights.

      8.1 At BroadVision's request, but in no event more than twice annually, Partner shall provide BroadVision with a report detailing its use of the Software. No more than once annually, BroadVision may audit Partner's records to ensure that license and other fees have been properly paid in compliance with this Base Use License. Any such audit will be conducted with reasonable advance notice during regular business hours at Partner's offices and shall not interfere unreasonably with Partner's business activities. If an audit reveals that Partner has underpaid its total fees by more than five percent (5%), then Partner shall pay BroadVision's reasonable costs of conducting the audit, in addition to the underpaid amount.

9.  General.

      9.1 Partner acknowledges that the Software contains trade secrets, the disclosure of which would cause substantial harm to BroadVision that could not be remedied by the payment of damages alone. Accordingly, BroadVision will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of BroadVision's intellectual property rights in the Software.

10.  Severability.

      10.1 If any provision of this Base Use License shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this License Agreement shall remain in full force and effect.

11.  Export.

      Partner acknowledges that the laws and regulations of the United
      States govern the export of the Software. Partner agrees that it will not export or re-export the Software in any form without first obtaining the appropriate United States and foreign government approvals.


12.  Notice.

      Any notice, consent, or other communication hereunder shall be in writing, and shall be given personally, by confirmed fax or express delivery to either party at their respective addresses:

            (i)   to BroadVision at:
                  BroadVision, Inc.
                  585 Broadway
                  Redwood City, CA 94063,
                  USA Attn: Chief Financial Officer

            (ii) to Partner at:


     PurchasePro.com, Inc.
     3291 N. Buffalo Drive
     Las Vegas, NV 89129
     Attn:  General Counsel

      or such other address as may be designated by written notice of either party. Notices shall be deemed given when delivered or transmitted, or seven days after deposit in the mail.

Initials:  BroadVision:                               Partner:
                       -------------------------              ----------------

      Attachment 1 to Exhibit B to PurchasePro BroadVision Master Agreement

                         BroadVision Licensing Practices

This Attachment 1 is made to Exhibit B to the PurchasePro BroadVision Master Agreement and sets forth BroadVision's current standard licensing practices are as follows for the products listed below. These practices are in effect as of August 1, 2000.

I. One-To-One Development System -- licensed on a per-user basis. In other words, each individual who will use the One-To-One Development System to develop BroadVision One-To-One applications must be separately licensed. Customer may reassign One-To-One Development System licenses within reason, for example as employees terminate employment or transfer to other departments. One-To-One Development System products include:

      o Enterprise Development System - the basic BroadVision development system

      o One-To-One Publishing Development System - the BroadVision development system for XML-based content management. The One-To-One Publishing Development System includes the following development components:
            o     XML Repository
            o     XML Adapter
            o Publishing Clients, also referred to as the Styler/Composer and DTD development tools.
            One copy of each of the following deployment components is included:
            o     Authoring Client for Microsoft Word
            o     Authoring Client for Microsoft PowerPoint
            o     Content Workflow

      [NOTE: One-To-One Publishing Development System requires one Enterprise Development System to be licensed by the customer.]

      o Single Application Development System - includes the Enterprise Development System and the objects and other products necessary to develop one of the BroadVision Applications (Billing, Retail Commerce, Business Commerce, Financial, InfoExchange, Procurement, Enterprise Relationship Management)

      o Two Application Development Systems - same as the Application Development System, but for two of the BroadVision Applications

      o Three Application Development Systems - same as the Application Development System, but for three of the BroadVision Applications

II. One-To-One Deployment System -- licensing is based on the maximum number of Profiled Users permitted to be tracked by BroadVision One-To-One applications. A Profiled User corresponds to a record in the BroadVision user profile database. The record maintains information about the user's profile and may refer to external sources for additional profile information. The number of Profiled Users represents the number of one-to-one relationships that Customer wants to maintain with its users. By licensing a number of profiled users the customer is paying for the right to keep that many records in the BroadVision user profile database at any point in time. Examples of Profiled Users include, but are not limited to customers, partners and employees.

III. One-To-One Tools - licensed on a per-user basis as specified above for the One-To-One Development System products. One-To-One Tools include:
      o     Command Center, formerly known as the Dynamic Command Center, or DCC
      o Publishing Center, formerly known as the Content Management Center, or CMC
            o     Instant Publisher
      o     Design Center, formerly known as the Visual Design Center, or VDC

      [NOTE: The Command Center, the Publishing Center, and the Instant Publisher may be sublicensed to third parties using Customer's application software in accordance with the terms of this Agreement.]

IV. One-To-One Publishing Deployment Products - licensed on a per-user basis as specified above for the One-To-One Development Products. One-To-One Publishing Deployment Products include:

      o Authoring Clients, includes Authoring for Microsoft Word and Authoring for Microsoft PowerPoint
      o     Workflow: Content Workflow.

      [NOTE: The Customer is permitted to copy and distribute up to the licensed number of Authoring Clients for use by both its internal and (if required) by its customer's users. Additional copies of the XML Repository & XML Adapter licensed as part of the One-To-One Publishing Development System, may be deployed for use with the One-To-One Publishing Deployment System at no additional charge.]

V. BladeRunner - licensed as follows:

      o XML Repository, is licensed for use on a single server computer. Customer may reassign XML Repository within reason, for example as the server is upgraded or if the software is transferred to another server.
      o XML Adapter, is licensed for use on two server computers: one server hosts the XML Repository, the other server hosts the One-To-One Enterprise server. Customer may reassign XML Adpater within reason, for example as the server is upgraded or if the software is transferred to another server.
      o Publishing Clients, also referred to as the Styler/Composer and DTD development tools, are licensed on a per-user basis as specified above for the One-To-One Development System.
      o Authoring Clients, i.e. the add-ons for the Microsoft Office suite, are licensed on a per-user basis as specified above for the One-To-One Development System. Provided, that the Customer is permitted to copy and distribute up to the licensed number of Authoring Clients for use by both its internal and (if required) by its customer's users.

      [NOTE: BladeRunner is licensed on the same basis whether for development or deployment purposes.]

(A)

Exhibit C to

BroadVision PurchasePro Master Agreement

                Software License Agreement (Customer Use License)

This Exhibit C to the PurchasePro BroadVision Master Agreement between PurchasePro, Incorporated ("Partner") and BroadVision, Inc. ("BroadVision") and sets forth certain additional provisions relating to Partner's use of the Software licensed to it pursuant to Exhibit B. All capitalized terms shall have the definitions ascribed to them in the Partner Agreement or in the preceding Exhibits, unless otherwise defined herein.

            1.    Additional License.

                  a. BroadVision also grants Partner a perpetual (subject to termination as provided in the Agreement and its exhibits), nonexclusive and nontransferable license (a "Customer Use License"), subject to the terms herein to use the Software to develop ASP applications") and to rent or lease access to such applications to its Customers. Partner may use third parties in development of the ASP applications, provided they abide by the terms of Exhibit B to the Agreement.

                  b. Notwithstanding any other provisions of Exhibit B, Partner may permit development versions of a Customer Use License ("Customer Development Licenses") to be used by multiple individuals provided no more than one individual is using any such development license at any given time for any of Partner's customers. At no time, however, may the total number of developers using Customer Development Licenses exceed the total number of development licenses purchased by Partner, its Customers, and its professional services partners.

            2.    Limitation on Customers.

                  a. For purposes of this Exhibit, Partner shall have the right to rent or lease access to the Application to any Customer that has annual revenues of less than five hundred million US dollars ($500,000,000 USD) on a consolidated basis. When the proposed Customer is a company with more than five hundred million US dollars ($500,000,000 USD) in annual revenues, Partner will first verify with BroadVision Channel Sales that BroadVision is not already engaged in a sales cycle with the prospective customer. If BroadVision is in a sales cycle with the prospective customer, BroadVision will attempt to bring in Partner as a developer, systems integrator, or hosting partner provided BroadVision has not already engaged with another partner. If BroadVision is not in an active sales cycle, then Partner may rent or lease access to such proposed Customer, provided that Partner pays both the necessary development Software license fees and deployment Software license fees to BroadVision on behalf of that Customer.

            3.    Partner Maintenance Obligation.

                  a. Partner will provide "first line" support and maintenance of Software to its Customers ("Customer Support). The scope of Customer Support will be substantially the same as the Software maintenance services provided by BroadVision to Customer under the Agreement.

                                    Exhibit D

                  To PurchasePro BroadVision Master Agreement

              BroadVision and PurchasePro Sales and Marketing Plan

This Exhibit D is made and is subject to that certain PurchasePro BroadVision Master Agreement dated December 19_, 2000 by and between PurchasePro, Inc. ("PPRO") and BroadVision, Inc. ("BroadVision"). In the event of any conflict between the Agreement and this Attachment, the terms of this Attachment will govern.

      (i) Recitals

PPRO and BroadVision will implement coordinated sales and marketing activities to promote each other's products in the eBusiness marketplace. .

Broadvision and PPRO agree to the following terms as part of the Sales and Marketing Plan ("Plan"):

      1. BroadVision and PPRO each agree to assign to the relationship sales or sales overlay staff; marketing, alliance management, and/or business development staff; product development engineers and professional services The Alliance Managers, marketing, training and technical support personnel assigned by each party will meet at least once each calendar quarter, to review progress to date. Biannually, at least one senior executive from each company will participate in these meetings. BroadVision and PPRO will brief their respective personnel at least quarterly regarding planned or prospective technological innovations being undertaken by BroadVision and PPRO.

      2. BroadVision and PPRO agree to provide sales education and training to each other's sales organizations. A comprehensive sales training outline will be devised by both parties and mutually executed throughout the term of the partnership PPRO and BroadVision will agree on appropriate technical training procedures and schedules to properly ensure the success of the new relationship. A technical training outline will be developed upon execution of the Plan.

      3. BroadVision will provide PPRO appropriate introductions to other Tier One Partners of BroadVision with the intent to promote the relationship. Within 90 days of the execution of the Agreement, BroadVision and PPRO shall host a meeting with PPRO and BroadVision's key systems integration partner(s), including first tier partners, for the purpose of educating such parties as to the nature of the relationship between BroadVision and PPRO and the functionality and performance offered by each other's products. Each party shall pay its own expenses in connection with the travel, lodging and attendance of its personnel participating in such meetings and will equally share the costs of the site at which such meetings are held (e.g., room rental fees, charges for meals and refreshment served during the meetings.

      4. BroadVision will highlight and state publicly that PPRO will be the leading B2b hosted solution provider for BroadVision's direct and indirect sales channels.

      5. BroadVision and PPRO agree to identify prospects for joint sales activities and will launch a Sales and Marketing campaign to those prospects. These prospect will include but are not limited to current BroadVision customers. BroadVision and PurchasePro will use good faith efforts to identify, pursue and close sales targets in a minimum of three marketplaces each calendar quarter to market each other's products.

      6. BroadVision and PurchasePro will agree to promote a bundled pricing model for sales of each other products to prospects.

      7. Marketing Development Funds BroadVision and PPRO shall each commit to jointly fund co-marketing activities to promote the strategic relationship. The activities shall include but not be limited to advertising, promotions, lead generation seminars and events, participation in trade shows and industry events, and analyst briefings and events.

      8. Collateral Development - PPRO and BroadVision will work together to prepare the necessary marketing collateral, press releases, product demonstrations to educate the marketplace with respect to the parties' relationship with one another. No release announcement or event under the program shall be made or conducted without the prior review and approval of the other party, which review and approval will not be unreasonably delayed or withheld. Each party shall pay their own expenses in all such promotional activities.

      9. Press Release - BroadVision and PPRO shall issue an initial joint press release on no later than the end of Business day on Wednesday, December 20, 2000 formally announcing the newly formed strategic relationship between PPRO and BroadVision.

Both parties agree that the information contained in this Plan above are strictly confidential and each agrees not to disclose any such information or said discussions and negotiation with any third party and to make this information available to their respective employees only on a strict need-to-know basis

PurchasePro.com, Inc.                           BroadVision, Inc.


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